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[BTI LOGO]

                                                               43 Bibber Parkway
                                                          Brunswick, Maine 04011

                                  June 7, 2000

Dear Fellow Shareholder:


                               THE MATH IS SIMPLE

              SAINT GOBAIN'S OFFER                        $8.00

              BTI'S CLOSING STOCK PRICE (as of 6/5/00)    $8.53
                                                          -----
                                                         ($ .53)


    SAINT-GOBAIN'S OFFER WAS $.53 BELOW THE CLOSING MARKET PRICE ON 6/5/00.


     We don't think it gets any clearer than this. We believe Saint Gobain's offer is inadequate and, obviously, so does the market.


                   DO NOT TENDER YOUR SHARES TO SAINT-GOBAIN

               DO NOT RETURN ANY GREEN PROXY CARD TO SAINT-GOBAIN

                       VOTE YOUR WHITE PROXY CARD TODAY.

     We appreciate your continued support.


                         Sincerely,

                         /s/ Martin S. Grimnes
                         Martin S. Grimnes
                         Chairman and Chief Executive Officer






     IF YOU HAVE ANY QUESTIONS ON HOW TO VOTE YOUR SHARES, PLEASE CALL OUR
                                PROXY SOLICITOR:

                         MORROW & CO. AT (800) 662-5200